Exhibit 10.1

AMENDMENT NO. 3 TO

AMENDED STRATEGIC RELATIONSHIP AGREEMENT

This Amendment No. 3 to the Amended Strategic Relationship Agreement, is made and effective as of November 1, 2011 (“Amendment No. 3”), between Ellie Mae, Inc., a Delaware corporation (“Ellie Mae”), and SavingStreet, LLC., a New York limited liability company (“SavingStreet” and, together with Ellie Mae, the “Parties”).

WHEREAS, Ellie Mae and SavingStreet previously entered into an Amended Strategic Relationship Agreement, dated as of June 15, 2010 (the “Agreement”), as amended by Amendment No. 1 effective July 1, 2010 (the “Amendment No. 1”), and as further amended by Amendment No. 2 effective July 1, 2011.

WHEREAS, the Parties desire to amend their respective obligations as set forth in the Agreement in order to enable the Parties to engage Exito Consulting LLC (“Exito”) to provide certain marketing and sales services and assist in the market validation of a borrower retention service to Encompass Software users (the “Exito Services”); and

WHEREAS, Ellie Mae and SavingStreet have agreed to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises and for good and valuable consideration, the receipt of which is hereby acknowledged, Ellie Mae and SavingStreet hereby agree as follows:

1. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

2. The Parties agree to engage Exito for the period between November 1, 2011 through February 29, 2012 (the “Engagement”) to perform and deliver the Exito Services.

3. Ellie Mae agrees to pay Exito $12,000 per month, in arrears, for the Engagement, which Ellie Mae shall endeavor to pay within 30 days of receipt by Ellie Mae of an invoice from Exito. For the avoidance of doubt, in no event shall Ellie Mae be obligated to pay in excess of $48,000 in the aggregate for the Engagement. Any such excess shall be the responsibility of SavingStreet.

4. After the Engagement but no later than February 29, 2012, the Parties shall review the results of the Exito Services, including the feasibility and marketability of a borrower retention service to Encompass Software users. In the event that Ellie Mae deems in its sole discretion that such a borrower retention service is not beneficial (financially or otherwise) to Ellie Mae, Ellie Mae shall have the right to terminate in full, at any time, any and all agreements and arrangements with SavingStreet, including the Agreement and all amendments thereto (the “Termination Right”), by delivering written notice of termination to SavingStreet, and SavingStreet shall agree to such termination.

5. Notwithstanding any exercise of the Termination Right, SavingStreet agrees to (a) provide the Customer Loyalty Service to those Encompass Software users that, as of the date the Termination Right is exercised, have existing and current subscriptions to, and/or otherwise have contractual rights to, such service (the “Existing Customers”), until the earlier termination or cancellation of the Customer Loyalty Service by such Existing Customers and (b) comply with the safeguarding provisions in Section 7 of Amendment No. 1. In exchange for SavingStreet’s continued delivery of the Customer Loyalty Service to the Existing Customers, Ellie Mae will pay SavingStreet 50% of the fees Ellie Mae bills the Existing Customers, provided that SavingStreet shall be paid no less than $5 for each Borrower loan file subscribed to the Customer Loyalty Service.

6. In the event that Ellie Mae exercises the Termination Right, the respective obligations of the Parties shall cease on the date the Termination Right is exercised; provided, however, the following provisions shall survive any termination or expiration of the Agreement, as amended: Sections 10 (but only to the extent that Section 10 is applicable to the Common Stock Purchase Warrant dated September 30, 2008 issued to SavingStreet, and such warrant has not terminated or expired by its own terms), 17, 18 and 19 of the Agreement; Sections 2 (but only to the extent that there are Existing Customers) and 7 of Amendment No. 1; and Sections 5 and 6 of this Amendment No. 3, together with such other provisions that by their nature should reasonably be intended to survive.

7. In the event of any inconsistency between this Amendment No. 3, the Agreement and the other amendments thereto, this Amendment No. 3 shall govern. All other provisions of the Agreement and the other amendments thereto shall remain in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

ELLIE MAE, INC.

/s/ Sigmund Anderman
Signature
Name: Sigmund Anderman
Title: CEO

SAVINGSTREET, LLC

/s/ Rick Del Mastro
Signature
Name: Rick Del Mastro
Title: Member